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                                                                 Exhibit 16.1

                                                Deloitte and Touche LLP
                                                Two Hilton Court
                                                Parsippany, NJ 07054-0319 USA
                                                Tel: +1 973 683 7000
                                                Fax: +1 973 683 7459
                                                www.deloitte.com

Deloitte.

November 8, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Ladies and Gentlemen:

We have read the "Change in Accountants" section of Ocean Power Technologies, Inc.'s Form S-1 registration statement dated November 8, 2006 and have the following comments:

1.      We agree with the statements made in the first two paragraphs.
2. We have no basis on which to agree or disagree with the statement made in the third paragraph.


Yours truly,

/s/ Deloitte & Touche LLP